Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV2
                             Payment Date 11/26/2001

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Servicing Certificate                                   Group 1                 Group 2
---------------------
Beginning Pool Balance                                           106,002,105.20      45,401,986.37
Beginning PFA                                                     23,252,894.80      14,598,013.63
Ending Pool Balance                                              105,265,414.62      45,078,081.17
Ending PFA Balance                                                23,252,894.80      14,598,013.63
Principal Collections                                                736,690.58         323,905.20
Principal Draws                                                               -                  -
Net Principal Collections                                            736,690.58         323,905.20
Active Loan Count                                                         2,756                928

Interest Collections                                               1,186,226.79         519,330.32

Weighted Average Net Loan Rate                                        14.37000%          14.36000%
Substitution Adjustment Amount                                             0.00               0.00

             Beginning              Ending                                                    Interest    Security
Term Notes    Balance              Balance           Factor        Principal     Interest    Shortfalls      %           Coupon
----------    -------              -------           ------        ---------     ---------   ----------      -           ------
Class A-1      129,255,000.00     128,518,309.42      0.9943005      736,690.58   597,804.38        0.00   0.679075       5.550%
Class A-2       60,000,000.00      59,676,094.80      0.9946016      323,905.20   277,500.00        0.00   0.315321       5.550%

Certificates     -                    -                -               -          883,671.16      -          -             -

Beginning Overcollateralization Amount                                     0.00
Overcollateralization Amount Increase (Decrease)                           0.00
Outstanding Overcollateralization Amount                                   0.00

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                       Number         Percent
                                                                        Balance                       of Loans      of Balance
Delinquent Loans (30 Days)                                           288,026.39                          6             0.27%
Delinquent Loans (60 Days)                                                    -                          0             0.00%
Delinquent Loans (90+ Days) (1)                                               -                          0             0.00%
REO                                                                        0.00                          0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                         Liquidation To-Date
Beginning Loss Amount                                                      0.00
Current Month Loss Amount                                                  0.00
Current Month Principal Recovery                                           0.00
Net Ending Loss Amount                                                     0.00               0.00

                                                            Special Hazard                             Fraud        Bankruptcy
Beginning Amount                                                           0.00                              0.00            0.00
Current Month Loss Amount                                                  0.00                              0.00            0.00
Ending Amount                                                                 -                                 -               -

Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

Capitalized Interest Account
Beginning Balance                                                    528,872.00
Withdraw relating to Collection Period                               109,201.39
Interest Earned (Zero, Paid to Funding Account)                           0.00
                                                                          ----
Total Ending Capitalized Interest Account Balance as of Payment Date 419,670.61
Interest earned for Collection Period                                     78.89
Interest withdrawn related to prior Collection Period                      0.00


Prefunding Account
Beginning Balance                                                 37,850,908.43
Additional Purchases during Revolving Period                               0.00
Excess of Draws over Principal Collections                                0.00
                                                                          ----
Total Ending Balance as of Payment Date                           37,850,908.43
Interest earned for Collection Period                                  5,646.04
Interest withdrawn related to prior Collection Period                      0.00

Cuurent Month Repurchases Units                                               0
Cuurent Month Repurchases ($)                                              0.00

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